EXHIBIT 5.1

January 10, 2007
Modtech Holdings, Inc.
2830 Barrett Avenue Perris, CA 92571

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Modtech Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof, relating to the resale of up to 4,098,738 shares (the “Shares”) of the Company’s Common Stock by the person named under the caption “Selling Stockholder” in the prospectus included in the Registration Statement. A portion of the Shares (the "Issued Shares") have been issued upon the partial conversion of that certain convertible note (the “Note”) pursuant to a securities purchase agreement, each dated October 31, 2006 (the October Purchase Agreement"). The balance of the Shares (the "Issuable Shares") are issuable upon conversion of the balance of the Note, exercise of the warrants issued in connection with the Note and exercise of an additional warrant (collectively the "Warrants") issued pursuant to a securities purchase agreement, dated December 28, 2006 (the "December Purchase Agreement").

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the prospectus included in the Registration Statement.

We have examined and relied upon the Registration Statement, the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company and its agents, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinion hereinafter expressed. In such examination and in rendering the opinion expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (iv) the legal capacity of all individuals executing documents; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct; (vi) that the Company will continue to comply with each of the terms and conditions of the October Purchase Agreement and the December Purchase Agreement, the Note and the Warrants and (vii) that the Company will not in any future offering sell shares at a price per share less than par value of the Company’s common stock. As to all questions of fact material to this opinion, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth therein, we are of the opinion that the Issued Shares, are validly issued, fully paid and nonassessable and that the Issuable Shares, when issued, delivered and paid for in the manner set forth in the Registration Statement, and pursuant to the October Purchase Agreement, the December Purchase Agreement, the Note or the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, as in effect on the date hereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

This opinion speaks as of the date hereof and through the effectiveness of the Registration Statement, however, we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Haddan & Zepfel LLP